Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this joint announcement, make no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this joint announcement.

This announcement is for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of Trauson nor shall there be any sale, purchase or subscription for securities of Trauson in any jurisdiction in which such offer, solicitation or sale would be unlawful absent the filing of a registration statement or the availability of an applicable exemption from registration or other waiver. This announcement is not for release, publication or distribution in or into any jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction.

STRYKER CORPORATION
(incorporated in Michigan, United States of America)

STRYKER INTERNATIONAL ACQUISITIONS B.V.
(incorporated in the Netherlands)

TRAUSON HOLDINGS COMPANY LIMITED
(incorporated in the Cayman Islands with limited liability)
(Stock code: 325)

VOLUNTARY CONDITIONAL CASH OFFER
FOR TRAUSON HOLDINGS COMPANY LIMITED

(1) OFFERS HAVE BECOME UNCONDITIONAL IN ALL RESPECTS
(2) COMPULSORY ACQUISITION AND WITHDRAWAL OF LISTING AND
(3) SUSPENSION OF TRADING

Exclusive Financial Adviser to the Offeror Group    Exclusive Financial Adviser to Trauson

As at 4:00 p.m. on March 1, 2013 (being the first Closing Date), valid acceptances of the Share Offer have been received in respect of 718,241,278 Shares (representing approximately 92.76% of the issued share capital of Trauson as at the date of this announcement).

As all the Conditions set out in the Composite Document have now been satisfied, the Offeror announces that the Offers have become unconditional in all respects on March 1, 2013.

The Offeror hereby announces that the Offers will remain open for acceptance until
4:00 p.m. on June 6, 2013 (or such other time and/or date(s) as the Offeror may determine and announce in accordance with the Takeovers Code).

The Offeror intends to exercise the right under section 88 of the Cayman Islands Companies Law to compulsorily acquire those Shares not acquired by the Offeror under the Share Offer. On completion of the compulsory acquisition, if exercised, Trauson will become a wholly-owned subsidiary of the Offeror and an application will be made for the withdrawal of the listing of the Shares from the Stock Exchange pursuant to Rule 6.15 of the Listing Rules.

An application has been made to the Stock Exchange for the suspension of trading in the Shares from 9:00 a.m. on March 4, 2013, being the trading day immediately after the Offers have become unconditional in all respects, until the withdrawal of listing of the Shares on the Stock Exchange.

1.    INTRODUCTION

Reference is made to (i) the announcement jointly issued by Trauson Holdings Group Limited (“Trauson”) and Stryker Corporation (the “Offeror Parent”) dated January 17, 2013 in relation to the voluntary conditional cash offer by Barclays Capital Asia Limited on behalf of the Offeror Parent to acquire all of the outstanding shares in the issued share capital of Trauson and to cancel all of the outstanding share options of Trauson (the “Offers”); (ii) the announcement jointly issued by Trauson, Stryker International Acquisitions B.V. (the “Offeror”) and the Offeror Parent for the despatch of the composite offer and response document in relation to the Offers (the “Composite Document”) dated February 7, 2013; and (iii) the Composite Document jointly issued by Trauson, Offeror and the Offeror Parent dated February 7, 2013; (iv) the announcement issued by Trauson dated February 27, 2013 in relation to the poll results of its extraordinary general meeting held on the same date; and (v) the announcement jointly issued by Trauson, Offeror and the Offeror Parent on the satisfaction of Condition (g) and reminder of first Closing Date of March 1, 2013.

Unless otherwise stated, capitalized terms used herein shall have the same meanings as those defined in the Composite Document.

All time references contained in this announcement are to Hong Kong times.
2.    ACCEPTANCE LEVEL

As at 4:00 p.m. on March 1, 2013 (being the first Closing Date), valid acceptances of the Share Offer have been received in respect of 718,241,278 Shares (representing approximately 92.76% of the issued share capital of Trauson as at the date of this announcement).

As such, the Offeror announces that Condition (a) as set out under the section headed “Conditions to the Share Offer” in the “Letter from Barclays”, the text of which is set out in the Composite Document, has been satisfied.

Immediately prior to the commencement of the Offer Period on January 17, 2013, none of the Offeror, the Offeror Parent nor any of their Concert Parties (excluding exempt principal traders) held, controlled or directed any Shares or any rights over Shares. Save for the acceptances of the Share Offer described above, which include acceptance by Luna in accordance with the Irrevocable Undertaking, the Offeror, the Offeror Parent and any of their Concert Parties (excluding exempt principal traders) have not acquired or agreed to acquire any Shares or rights over Shares during the Offer Period. None of the Offeror, the Offeror Parent nor any of their Concert Parties (excluding exempt principal traders) has borrowed or lent any relevant securities (as defined under Note 4 to Rule 22 of the Takeovers Code) in Trauson during the Offer Period.

As at 4:00 p.m. on March 1, 2013 (being the first Closing Date), valid acceptances of the Option Offer have been received in respect of 22,830,000 Options (representing 100% of the outstanding Options). As disclosed in the Composite Document, the Option Offer will be conditional upon the Share Offer becoming or being declared unconditional in all respects.

3.    OTHER CONDITIONS

Conditions (b), (c), (d), (e), (f) and (g) as set out under the section headed “Conditions to the Share Offer” in the “Letter from Barclays”, the text of which is set out in the Composite Document, have also been satisfied.

4.    SHARE OFFER HAS BECOME UNCONDITIONAL IN ALL RESPECTS

As all the Conditions set out in the Composite Document have now been satisfied, the Offeror announces that the Share Offer has become unconditional in all respects on March 1, 2013.

5.    OPTION OFFER HAS BECOME UNCONDITIONAL IN ALL RESPECTS

As the Share Offer has become unconditional in all respects, the Offeror also announces that the Option Offer has become unconditional in all respects on March 1, 2013.

6.    OFFERS REMAIN OPEN FOR ACCEPTANCES

As disclosed in the Composite Document, at least 14 days' notice in writing must be given before the Offers are closed to those Trauson Shareholders and those Trauson Optionholders who have not accepted the Share Offer and the Option Offer, respectively. The Offeror hereby announces that the Offers will remain open for acceptance until 4:00 p.m. on June 6, 2013 (or such other time and/or date(s) as the Offeror may determine and announce in accordance with the Takeovers Code).

Trauson Shareholders and Trauson Optionholders are advised that the Offers will remain open for acceptance until 4:00 p.m. on June 6, 2013 (or such other time and/or date(s) as the Offeror may determine and announce in accordance with the Takeovers Code). The Offeror would like to take this opportunity to encourage the Trauson Shareholders to accept the Share Offer in accordance with the recommendation of the Independent Board Committee.

Trauson Shareholders are advised to refer to the Composite Document and the WHITE Form of Share Offer Acceptance for details of acceptance procedures if they wish to accept the Share Offer.

7.    COMPULSORY ACQUISITION AND WITHDRAWAL OF LISTING

The Offeror intends to give notice to exercise the right under section 88 of the Cayman Islands Companies Law to compulsorily acquire those Shares not acquired by the Offeror under the Share Offer as soon as reasonably practicable after the close of the Share Offer and in any event within 2 months of the close of the Share Offer in accordance with the Cayman Islands Companies Law. On completion of the compulsory acquisition, if exercised, Trauson will become a wholly-owned subsidiary of the Offeror and an application will be made for the withdrawal of the listing of the Shares from the Stock Exchange pursuant to Rule
6.15 (1) of the Listing Rules. As soon as reasonably practicable, Trauson will give Trauson Shareholders notice of the proposed withdrawal of the listing by way of an announcement pursuant to Rule 6.15 (1) of the Listing Rules and announce the effective date of the withdrawal of listing.

8.    SETTLEMENT OF THE OFFERS

Remittances in respect of cash consideration (after deducting the seller's ad valorem stamp duty) payable for the Shares tendered under the Share Offer will be posted by ordinary post to the Trauson Shareholders accepting the Share Offer at their own risk as soon as possible, but in any event within seven Business Days of the later of the date of this announcement, and the date of receipt by the Registrar of all the relevant documents of title to render the acceptance by such Trauson Shareholder under the Share Offer complete and valid.
Remittances in respect of cash consideration payable for cancellation of the Options tendered under the Option Offer will be posted by ordinary post at the own risk of the relevant Optionholders to the office of Trauson Group in Hong Kong at Unit A, 17th Floor, Winbase Centre, 208 Queen's Road Central, Sheung Wan, Hong Kong for collection as soon as possible, but in any event within seven Business Days of the date of this announcement.

9.    SUSPENSION OF TRADING

An application has been made to the Stock Exchange for the suspension of trading in the Shares from 9:00 a.m. on March 4, 2013, being the trading day immediately after the Offers have become unconditional in all respects, until the withdrawal of listing of the Shares on the Stock Exchange pursuant to Rule 6.15(1) of the Listing Rules.

Pursuant to the Rule 13.49(1) of the Listing Rules, Trauson is required to announce the financial results of Trauson Group for the year ended December 31, 2012 by March 31, 2013.

By order of the
board of directors of
Stryker Corporation
Kevin A. Lobo
President & Chief Executive Officer

By order of the
board of directors of
Stryker International Acquisitions B.V.
Ramesh Subrahmanian
Director

By order of the
board of directors of
Trauson Holdings Company Limited
Qian Fu Qing
Chairman

Hong Kong, March 1, 2013
The Offeror Parent Directors and the Offeror Directors jointly and severally accept full responsibility for the accuracy of the information contained in this announcement (other than that relating to Trauson Group, Luna, the Chairman and Ms. Xu) and confirm, having made all reasonable enquires, that to the best of their knowledge, opinions expressed in this announcement (other than those expressed by the Trauson Group, Luna, the Chairman and Ms. Xu) have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statements in this announcement misleading.

The Trauson Directors jointly and severally accept full responsibility for the accuracy of the information contained in this announcement (other than that relating to the Offeror Parent, the Offeror and the Concert Parties and Barclays) and confirm, having made all reasonable enquires, that to the best of their knowledge, opinions expressed in this announcement (other than those expressed by the Offeror Parent, the Offeror and the Concert Parties and Barclays) have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statements in this announcement misleading.

As at the date of this announcement, the board of directors of the Offeror Parent comprises William U. Parfet, Howard E. Cox, Jr, Srikant M. Datar, Ph.D., Dr. Roch Doliveux, Louise L. Francesconi, Allan C. Golston, Howard L. Lance, Kevin A. Lobo and Ronda E. Stryker.

As at the date of this announcement, the directors of the Offeror are Martinus Gerardus
Maria Haast, Ramesh Subrahmanian, Tony Michael McKinney and Jan Willem Wolters.

As at the date of this announcement, the board of directors of Trauson comprises Mr. Qian Fu Qing and Mr. Cai Yong as executive directors, Ms. Xu Yan Hua and Mr. Wang Chong Guang Charles as non-executive directors, and Mr. Chan Yuk Tong, Dr. Lu Bing Heng and Mr. Zhao Zi Lin as independent non-executive directors.

The English text of this joint announcement shall prevail over its Chinese text.